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EXHIBIT 4.2

        Form of Specimen Certificate of Class B Common Stock

TI

TRONOX INCORPORATED

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS B COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

THIS CERTIFIES THAT

is the registered owner of

FULLY PAID AND NON-ASSESSABLE SHARES, $.01 PAR VALUE OF THE COMMON STOCK OF

TRONOX INCORPORATED transferable on the books of the Corporation by the owner hereof, in person or by duly appointed attorney, upon surrender of this Certificate properly endorsed. The shares represented hereby are issued in accordance with and subject to the provisions of the Certificate of Incorporation of the Corporation and all amendments thereof, to all of which the holder, by acceptance hereof, assents, and the provisions thereof expressly relating to the shares of the Corporation are on file with the Transfer Agent. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

SIGNATURE TO COME

SECRETARY

SIGNATURE TO COME

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
UMB BANK, N.A.
(KANSAS CITY, MISSOURI)
TRANSFER AGENT AND REGISTRAR,

BY

AUTHORIZED SIGNATURE.

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE CORPORATION

        This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Tronox Incorporated and UMB Bank, N.A., as Rights Agent, dated as of                        , 2005, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Tronox Incorporated. Under certain circumstances, as set forth in the Agreement, such Class B Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Tronox Incorporated will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Class B Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

        The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in Paragraph (6), SECTIONS 6(B), (C) and (D) of ARTICLE FOURTH of the Certificate of Incorporation of the Corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by Paragraph (6), SECTION 6(D) of said ARTICLE FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at such time and in the manner set forth in said ARTICLE FOURTH of the Certificate of Incorporation convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock for purposes of effecting the sale or other disposition of such shares of Class A Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing.

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  EXHIBIT 4.2